United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

Clarus Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Forward-Looking Statements

Please note that in this Current Report on Form 8-K (the “Report”) we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company’s customers; the Company’s ability to implement its reformation and growth strategy, including its ability to organically grow each of its historical product lines, the ability of the Company to identify potential acquisition or investment opportunities as part of its redeployment and diversification strategy; the Company’s ability to successfully redeploy its capital into diversifying assets or that any such redeployment will result in the Company’s future profitability; the Company’s ability to successfully integrate Sierra Bullets L.L.C.; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company’s manufacturing facilities and foreign suppliers; the Company’s ability to protect patents, trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this Report are based upon information available to the Company as of the date of the Report, and speak only as the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this Report.

References in this Report to: (i) “Clarus,” “Company,” “we,” “our,” and “us,” refer to Clarus Corporation; (ii) “Black Diamond Equipment” refer to Black Diamond Equipment, Ltd.; and (iii) “Sierra” and “Sierra Bullets” refer to Sierra Bullets, L.L.C.

On August 22, 2017, Clarus issued a press release announcing its closing of the acquisition of Sierra Bullets, a manufacturer of a wide range of bullets primarily for rifles but also pistols. Sierra bullets are used for precision target shooting, hunting and defense purposes. A copy of the press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Agreement entered into in connection with the acquisition of Sierra Bullets

As disclosed in Item 2.01 of this Report, on August 21, 2017, Clarus through Everest/Sapphire Acquisition, LLC (“Everest/Sapphire”), a Delaware limited liability company and wholly owned subsidiary of Clarus, acquired Sierra Bullets pursuant to the purchase and sale agreement dated August 21, 2017 (the “Purchase Agreement”), by and among Everest/Sapphire, Sierra Bullets, BHH Management, Inc., a California corporation (“BHH”), Lumber Management, Inc., a Delaware corporation (“LMI” and, together with BHH, each a “Seller” and, collectively, the “Sellers”), and BHH, in its capacity as the representative of Sellers (the “Sellers’ Representative”). The disclosure set forth in Item 2.01 of this Report is incorporated by reference into this Item 1.01.

Third Amended and Restated Loan Agreement

On August 21, 2017, the Company together with its following direct and indirect domestic subsidiaries Black Diamond Equipment; Black Diamond Retail, Inc.; Everest/Sapphire Acquisition, LLC; BD North American Holdings, LLC; PIEPS Service, LLC; BD European Holdings, LLC; and Sierra Bullets entered into a third amended and restated loan agreement (the “Third Amended and Restated Loan Agreement”) with ZB, N.A. dba Zions First National Bank, a national banking association, (the “Lender”), which matures on August 21, 2022. Under the Third Amended and Restated Loan Agreement, the Company has up to a $40,000,000 revolving line of credit (the “Revolving Line of Credit”) pursuant to a fourth amended and restated promissory note (revolving loan) (the “Revolving Line of Credit Promissory Note”). The maximum borrowing of $40,000,000 (the “Maximum Borrowing”) under the Revolving Line of Credit reduces by $1,250,000 per quarter until such time as the maximum borrowing amount is $20,000,000, provided, that the Company may request an increase of up to $20,000,000 as an accordion option (the “Accordion”) to increase the Revolving Line of Credit up to the Maximum Borrowing on a seasonal or permanent basis for funding general corporate needs including working capital, capital expenditures, permitted loans or investments in subsidiaries, and the issuance of letters of credit. Availability under the Revolving Line of Credit may not exceed $30,000,000 unless the Company has sufficient eligible receivable, inventory and equipment assets at such time pursuant to formulas set forth in the Third Amended and Restated Loan Agreement.

All debt associated with the Third Amended and Restated Loan Agreement bears interest at one-month London Interbank Offered Rate (“LIBOR”) plus an applicable margin as determined by the ratio of Total Net Debt (subject to adjustments as set forth in the Third Amended and Restated Loan Agreement) to Trailing Twelve Month EBITDA as follows: (i) one month LIBOR plus 4.00% per annum at all times that Total Net Debt to Trailing Twelve Month EBITDA ratio is greater than or equal to 2.75; (ii) one month LIBOR plus 3.00% per annum at all times that Total Net Debt to Trailing Twelve Month EBITDA ratio is greater than or equal to 2.00 and less than 2.75; (iii) one month LIBOR plus 2.00% per annum at all times that Total Net Debt to Trailing Twelve Month EBITDA ratio is greater than or equal to 1.00 and less than 2.00; and (iv) one month LIBOR plus 1.5% per annum at all times that Total Net Debt to Trailing Twelve Month EBITDA ratio is less than 1.00.

Any amount outstanding under the Third Amended and Restated Loan Agreement will be secured by a general first priority UCC security interest in all material domestic assets of the Company and its domestic subsidiaries, including, but not limited to: accounts, accounts receivable, inventories, equipment, real property, ownership in subsidiaries, and intangibles including patents, trademarks and copyrights. Proceeds of the foregoing will be secured via pledge and control agreements on domestic depository and investment accounts not held with the Lender.

The Third Amended and Restated Loan Agreement contains certain financial covenants including restrictive debt covenants that require the Company and its subsidiaries to maintain a minimum fixed charge coverage ratio, a maximum total leverage ratio, a minimum net worth, a positive amount of asset coverage and limitations on capital expenditures, all as calculated in the Third Amended and Restated Loan Agreement.

In addition, the Third Amended and Restated Loan Agreement contains covenants restricting the Company and its subsidiaries from pledging or encumbering their assets, with certain exceptions, and from engaging in acquisitions other than acquisitions permitted by the Third Amended and Restated Loan Agreement. The Third Amended and Restated Loan Agreement contains customary events of default (with grace periods where customary) including, among other things, failure to pay any principal or interest when due; any materially false or misleading representation, warranty, or financial statement; failure to comply with or to perform any provision of the Third and Restated Loan Agreement; and default on any debt or agreement in excess of certain amounts.

Copies of the Third Amended and Restated Loan Agreement and the Revolving Line of Credit Promissory Note are attached to this Report as Exhibits 10.2 and 10.3 respectively, and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Third Amended and Restated Loan Agreement and the Revolving Line of Credit Promissory Note is not intended to be complete and is qualified in its entirety by the complete text of the Third Amended and Restated Loan Agreement and the Revolving Line of Credit Promissory Note.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 21, 2017, Clarus through Everest/Sapphire, acquired Sierra Bullets pursuant to the Purchase Agreement by and among Everest/Sapphire, Sierra Bullets, the Sellers and the Sellers’ Representative.

Under the terms of the Purchase Agreement, Everest/Sapphire acquired 100% of the outstanding membership interests of Sierra for an aggregate purchase price of $79,000,000, plus or minus certain adjustments, in accordance with and subject to the terms and conditions set forth in the Purchase Agreement. The Purchase Agreement contains customary representations, warranties and covenants of the parties thereto.

A copy of the Purchase Agreement is attached to this Report as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Purchase Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Purchase Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)       The disclosure set forth in Item 1.01 of this Report with respect to the Third Amended and Restated Loan Agreement is incorporated by reference into this Item 2.03(a).

Item 8.01	Other Events.

Overview

Clarus is a leading developer, manufacturer and distributor of outdoor equipment and lifestyle products focused on the climb, ski, mountain, and technical categories. The Company’s products are principally sold under the Black Diamond®, Sierra® and PIEPSTM brand names through specialty and online retailers, distributors and original equipment manufacturers throughout the U.S., Canada, Europe, Asia, the Middle East, South America, New Zealand and Africa.

Clarus Corporation, incorporated in Delaware in 1991, acquired Black Diamond Equipment and Gregory Mountain Products, Inc. in May 2010 and changed its name to Black Diamond, Inc,, in January 2011. In July 2012, we acquired POC Sweden AB and its subsidiaries (collectively, “POC”) and in October 2012, we acquired PIEPS Holding GmbH and its subsidiaries (collectively, “PIEPS”).

On July 23, 2014, the Company completed the sale of certain assets to Samsonite LLC comprising Gregory Mountain Product’s business. On March 16, 2015, the Company announced that it was exploring a full range of strategic alternatives, including a sale of the entire Company and the potential sales of the Company’s Black Diamond Equipment (including PIEPS) and POC brands in two separate transactions.

On October 7, 2015, the Company sold its equity interests in POC, resulting in the conclusion of the Company’s review of strategic alternatives. On November 9, 2015, the Company announced that it is seeking to redeploy our significant cash balances to invest in high quality, durable, cash flow-producing assets in order to diversify our business and potentially monetize our substantial net operating losses as part of our asset redeployment and diversification strategy.

On August 14, 2017, the Company changed its name from Black Diamond, Inc. to Clarus Corporation and its stock ticker symbol from “BDE” to “CLAR” on the NASDAQ stock exchange. On August 21, 2017, the Company acquired Sierra Bullets.

Presently, Clarus, as a holding company, is seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns. The Company has substantial net operating tax loss carryforwards which it is seeking to redeploy to maximize shareholder value in a diverse array of businesses.

Market Overview

Our primary target customers are outdoor-oriented consumers who enjoy active, outdoor-focused lifestyles.  The users of our products are made up of a wide range of outdoor enthusiasts, including climbers, skiers, backpackers and campers, competitive shooters, hunters and other outdoor-inspired consumers.  We believe we have a strong reputation for style, quality, design, and durability in each of our core product lines.

As the variety of outdoor sports activities continue to grow and proliferate and existing outdoor sports evolve and become ever more specialized, we believe other outdoor companies are failing to address the unique technical and performance needs of enthusiasts involved in such specialized activities.  We believe we have been able to help address this void in the marketplace by seeking to leverage our user intimacy and improving on our existing product lines, by expanding our product offerings into new niche categories and products, and by incorporating innovative industrial design and engineering and performance tolerances into our products. We believe the credibility and authenticity of our brands expands our potential market beyond committed outdoor athletes to those outdoor generalist consumers who desire to lead active outdoor-focused lifestyles.

Growth Strategies

Our growth strategies are to achieve sustainable, profitable growth organically and seek to expand our business through targeted, strategic acquisitions. We intend to create innovative new products, increase consumer and retailer awareness and demand for our products, and build stronger emotional brand connections with consumers over time across a growing number of geographic markets.

Continue to service and grow existing accounts. We continue to seek to develop strong relationships with our key retail, distributor and OEM partners through a mutual respect and admiration for the sports we serve. Through our various corporate initiatives, a focus on being easy to do business with, the extension of our existing product portfolios, and an emphasis on quality, brand awareness and marketing, we plan to grow our existing accounts as well as foster new relationships.

Broaden Distribution Footprint. We believe there is a significant opportunity to expand the presence and penetration of each of our brands outside of the U.S. market. The European alpine market is currently significantly larger than the U.S. market and is highly fragmented by country, with no clear leader across Europe. We have been able to gain market share by emphasizing our Black Diamond brand, positioning it as a global brand with American roots and PIEPS as a global brand with European roots. We believe there is also a significant opportunity to expand our Sierra brand more extensively outside the U.S. market through additional sales and marketing investments.

New product development and innovation.  To drive organic growth within our existing businesses, we intend to leverage our strong brand names, customer relationships and proven capacity for innovation to develop new products and product extensions in each of our existing product categories, and to expand into new product categories. Our new technologies are generally inspired by our continuing commitment to maximize the enjoyment and efficacy of the products for the outdoor sports for which we design.

Acquisition of Complementary Businesses.  We expect to target acquisitions as a viable opportunity to gain access to new product groups and customer channels and increase penetration of existing markets. We may also pursue acquisitions that diversify the Company into new and unrelated markets. To the extent we pursue future acquisitions, we intend to focus on businesses with leading brands, recurring revenue, sustainable margins and strong cash flow.  We anticipate financing future acquisitions prudently through a combination of cash on hand, operating cash flow, bank financings and new capital markets offerings.

Competitive Strengths

Authentic portfolio of iconic brands. We believe that our brands are iconic among devoted active outdoor enthusiasts with a strong reputation for innovation, style, quality, design, safety and durability. Our Sierra brand was founded in 1947 and represents the most precise and accurate bullets available for the shooting enthusiast. Our Black Diamond brand traces its roots to 1957 and has continuously been synonymous with the sports it serves. Our PIEPS brand traces its history to 1967 and has come to represents premium alpine performance in emergency situations. Our brands also appeal to everyday customers seeking high quality products for outdoor or urban and suburban living. Our focus on innovation, safety and style differentiates us from our competitors and positions.

Strong base of business.  Our outdoor products business benefits from a strong reputation for paradigm changing, high quality, innovative products that make us a leader in the outdoor industry with particular strength in product categories such as climbing, skiing, mountaineering and shooting. Underlying our innovative product lines is a strong stable of intellectual property, with multiple patents and patent applications, as well as valuable brands and trademarks. In addition, our user intimacy, strong retailer partnerships, operations and execution acumen and leadership as a champion in the access, education, and stewardship issues that affect our customers contribute to the robustness of our business.

Product innovation and development capabilities. We have a long history of technical innovation and product development, with over 100 patents and patents pending worldwide. Our employees’ passion and intimacy with our core outdoor activities fosters new and innovative ideas and products, which we believe provides a significant advantage that will drive our Company to new levels. We seek to design products that enhance our customers’ personal performance as they participate in the activities we serve. We integrate quality assurance and quality control teams throughout the entire design process to maintain the quality and integrity that our brands are known for. We believe that our vertically integrated design, development process and enthusiastic employee base provide us with a unique competitive advantage to continue to drive future innovation for our Company and the markets we serve.

Diversified portfolio by product, geography and channel. Our business is highly diversified across products, geographies, and channels. We operate a multi-brand business with Black Diamond, Sierra, and PIEPS branded products spanning 30 single product categories addressing four primary categories of climbing, skiing, mountain, and technical. Our lighting and bullet categories are the only product categories that account for more than 15% of annual sales on a pro forma basis for the year ended December 31, 2016. This provides seasonal diversification with a balance of sales across both the fall/winter and spring/summer sports seasons. Our brands are truly global with approximately 45% of our sales on a pro forma basis for the year ended December 31, 2016 generated outside the United States in over 50 countries. We believe that our product, geographic, and distribution channel diversity allows us to maximize the reach of our brand portfolio while reducing the risk associated with any single product category or point of distribution.

Experienced and incentivized management.  The members of our Board of Directors and our executive officers, including Mr. Warren Kanders, are substantial stockholders of the Company, and beneficially own approximately 28% of our outstanding common stock, which we believe aligns the interests of our Board of Directors and our executive officers with that of our stockholders.

Growth-oriented capital structure.  Our capital structure provides us with the capacity to fund future growth and our net operating loss and tax credit carryforwards are expected to offset our net taxable income which is expected to allow us to retain cash flow for future growth.

Products

Our products span 30 single product categories and include a wide variety of technical outdoor equipment and lifestyle products for a wide range of outdoor enthusiasts, including climbers, skiers, backpackers and campers, competitive shooters, hunters and other outdoor-inspired consumers. We design many of our products for extreme applications, such as high altitude mountaineering, ice and rock climbing, as well as backcountry skiing and alpine touring. We also manufacturer high quality bullets with the tightest tolerances in the industry that enhance the performance of competitive shooters and hunters. Generally, we divide our product offerings into the following four primary categories:

•	Climb: Our climb line consists of apparel, and equipment such as belay/rappel devices, bouldering products, carabiners, climbing packs, crampons, harnesses, ice axes, protection devices, a bouldering line of technical apparel, and various other climbing accessories. Our climb line represented approximately 28% of our sales on a pro forma basis during the year ended December 31, 2016.

•	Ski: Our ski line consists of technical apparel, avalanche airbags, packs, bindings, poles, skis, snow gloves, avalanche safety devices, and other skiing accessories. Our ski line represented approximately 18% of our sales on a pro forma basis during the year ended December 31, 2016.

•	Mountain: Our mountain line consists of apparel, gloves, packs, headlamps, lights, tents, trekking poles, and various other hiking and mountaineering accessories. Our mountain line represented approximately 35% of our sales on a pro forma basis during the year ended December 31, 2016.

•	Technical: Our technical line consists of premium quality high-precision bullets used in competitive shooting, hunting and other applications and environments. Our technical line represented approximately 19% of our sales on a pro forma basis during the year ended December 31, 2016.

Customers

We market and distribute our products in over 50 countries, primarily through independent specialty stores and specialty chains, premium sporting goods and outdoor recreation stores, distributors and OEMs in the United States, Canada, Europe, Middle East, Asia, Australia, New Zealand, and South America. Outside of North America and Europe, we sell our products through independent global distributors into specialty retail stores. We also sell our products directly to customers through our various websites.

Our end users include a broad range of consumers, including mountain, rock, ice, and gym climbers, winter outdoor enthusiasts, backpackers, competitive shooters, hunters, and outdoor-inspired consumers. Such consumers demand high-quality, reliable, and high-precision products to enhance their performance and, in some cases, safety in a multitude of outdoor activities. We expect to leverage our user intimacy, engineering prowess, and design ability to expand into related technical product categories that target the same demographic group and distribution channels.

Pro forma for the acquisition of Sierra Bullets, during 2016, REI accounted for approximately 13% of our sales on a pro forma basis. The loss of this customer could have a material adverse effect on us.

Sales and Marketing

Our sales force is generally deployed by geographic region: Canada, Europe, Latin America, Asia, and the United States. Our focus is on providing our products to a broad spectrum of outdoor enthusiasts. Within each of our brands, we strive to create a unique look for our products and to communicate those differences to the consumer. In addition, we are continuously exploring uses for brand and market research. We also regularly utilize various promotions and public relations campaigns.

We have consistently established relationships with professional athletes and influencers to help evaluate, promote and establish product performance and authenticity with customers.  Such endorsers are one of many elements in our array of marketing materials, including in-store displays, brochures and on our website.

Manufacturing, Sourcing, Quality Assurance and Distribution

Manufacturing

Our objective is to deliver high quality products on-time, in the most cost efficient manner, and to support innovation to market. To achieve this, everyone in the organization is involved to continuously improve how we operate.

The Black Diamond Equipment and PIEPS manufacturing and distribution operations are ISO 9001–2008 certified by an independent certifying agency and are audited yearly by an independent certifying body to ensure Black Diamond Equipment’s and PIEPS’ quality management systems meet the requirements of ISO 9001–2008 and to ensure that Black Diamond Equipment’s and PIEPS’ certified products meet all necessary certification requirements. Sierra Bullets employs a best-in-class proprietary manufacturing process with respect to each one of its products. This process is performed in house and includes control of bullet jacket wall concentricity utilizing strict quality control standards overseen by experienced employees, yielding what we believe to be the tightest tolerances in the industry.

We manufacture approximately 36% of our products, including nearly all climbing hard goods and bullets, in our facilities in the United States. The remaining approximately 65% of our products are also manufactured to our specifications in third-party, independently-owned facilities. We keep employees and agents on-site or via regular visits at these third-party, independently owned facilities to ensure that our products are manufactured to meet our specifications. While we do not maintain a long-term manufacturing contract with those facilities, we believe that our long-term relationships with them will help to ensure that a sufficient supply of goods built to our specification are available in a timely manner and on satisfactory economic terms in the future.

Sourcing

We source raw materials and components from a variety of suppliers. Our primary raw materials include copper, lead, aluminum, steel, nylon, corrugated cardboard for packaging, metal, plastic and electrical components, and various textiles, foams, and fabrics. The raw materials and components used to manufacture our products are generally available from numerous suppliers in quantities sufficient to meet normal requirements.

We source packaging materials both domestically as well as from sources in Asia and Europe. We believe that all of our purchased products and materials could be readily obtained from alternative sources at comparable costs.

Quality Assurance

Quality assurance at the Company has two primary functions:

•	The first is to ensure that the products that we design and develop are manufactured to meet or exceed the Company’s own standards and international regulatory standards. This involves creating inspection documentation, reviewing manufacturing processes with our various vendor-partners, and inspecting finished product to assure it meets the rigorous standards required by our customers. These activities take place globally, wherever our products are manufactured.

•	The second function is to provide real and meaningful input to the new product development process. Quality assurance professionals interact closely with the design team and bring knowledge and expertise to the design process, ensuring that the products we bring to market truly meet the criteria established by the category director when a new product is envisioned.

The engineering prowess of the quality assurance group is a core competency that the Company seeks to leverage across all product lines and brands.

Global Distribution

Our distribution model allows us to ship a broad cross-section of our product line in smaller quantities to our own global distribution centers and to those of our Independent Global Distributors (IGD) more frequently and at lower transportation and logistics costs.

Competition

Because of the diversity of our product offerings, we compete by niche with a variety of companies. Our products must stand up to the high standards set by the end users in each category where quality, durability and performance are paramount. We believe our products compete favorably on the basis of product innovation, product performance, marketing support, and price.

The popularity of various outdoor activities and changing design trends affect the desirability of our products. Therefore, we seek to anticipate and respond to trends and shifts in consumer preferences by adjusting the mix of available product offerings by developing new products with innovative performance features and designs, and by marketing our products in a persuasive and memorable fashion to drive consumer awareness and demand. Failure to anticipate or respond to consumer needs and preferences in a timely and adequate manner could have a material adverse effect on our sales and profitability.

We compete with niche, privately-owned companies as well as a number of brands owned by large multinational companies, such as those set forth below.

•	Climb: Our climbing products and accessories, such as belay devices, carabiners, and harnesses, compete with products from companies such as Arc’Teryx, Petzl, CAMP, EDELRID, and Mammut.

•	Ski: Our skiing apparel, equipment and accessories, such as technical apparel, skis, poles, avalanche airbags and transceivers, compete with products from competitors such as Arc’Teryx, Backcountry Access, Dynafit (Salewa), Dynastar (Lange), K2, Mammut, Marker, Nordica, Ortovox, Salomon, Scarpa, Scott, and Volkl.

•	Mountain: Our mountaineering products, such as backpacks, trekking poles, headlamps, and tents, compete with products from companies such as Petzl, Mammut, Deuter, Leki, Komperdell, Marmot, Mountain Hardwear, Osprey, Sierra Designs, and The North Face.

•	Technical: Our technical products are unique in that Sierra Bullets is the only pure-play bullet manufacturer. As such, we both sell bullets to retailers and distributors for sale to consumers but also supply OEMs who also sometimes manufacture bullets as well. Such companies include Vista, Nammo, Hornady, Fiochhi, Olin, and Remington.

In addition, in certain categories we compete with certain of our large wholesale customers who focus on the outdoor market, such as REI, Mountain Equipment Co-op and Decathlon, which manufacture, market and distribute their own climbing, skiing, and mountaineering products under their own private labels.

Intellectual Property

We believe our registered and pending word and icon trademarks worldwide, including the Black Diamond and Diamond “C” logos, Black Diamond®, ATC®, Camalot®, AvaLung®, FlickLock®, Ascension™, Time is Life®, Hexentric®, Stopper®, Dawn Patrol®, Bibler®, “Use.Design.Build.Engineer.Repeat”™, Sierra®, Sierra® MatchKing® , Sierra® GameKing®, Sierra® BlitzKing® and PIEPS™, create international brand recognition for our products.

We believe our brands have an established reputation for high quality, reliability, and value, and accordingly, we actively monitor and police our brands against infringement to ensure their viability and enforceability.

In addition to trademarks, we hold over 100 patents and patents pending worldwide for a wide variety of technologies across our product lines.

Our success with our proprietary products is generally derived from our “first mover” advantage in the market as well as our commitment to protecting our current and future proprietary technologies and products, which acts as a deterrent to infringement of our intellectual property rights. While we believe our patent and trademark protection policies are robust and effective, if we fail to adequately protect our intellectual property rights, competitors may manufacture and market products similar to ours. Our principal intellectual property rights include our patents and trademarks but also include products containing proprietary trade secrets and manufacturing know-how.

We cannot be sure that we will receive patents for any of our patent applications or that any existing or future patents that we receive or license will provide competitive advantages for our products. While we actively monitor our competitors to ensure that we do not compromise the intellectual property of others, we cannot be sure that competitors will not challenge, invalidate or void the application of any existing or future patents that we receive or license. In addition, patent rights may not prevent our competitors from developing, using or selling products that are in similar product niches as ours.

Seasonality

The Company’s products are outdoor recreation related, which results in seasonal variations in sales and profitability. On a calendar year basis, we generally experience our greatest sales in the first and second quarters for certain of our products including rock climbing gear, packs and tents, and in the third and fourth quarters for our ski, glove and ice climbing products. Sales of these products may be negatively affected by unfavorable weather conditions and other market trends. The fall/winter season represents approximately 53% of our sales on a pro forma basis while spring/summer represents approximately 47% of our sales on a pro forma basis. Sales of other products such as headlamps, lanterns, trekking poles and bullets are generally balanced throughout the year.

Working capital requirements vary throughout the year. Working capital increases during the first and third quarters of the year as inventory builds to support peak shipping periods and then decreases during the second and fourth quarters of the year as those inventories are sold and accounts receivable are collected.

Environmental Matters

Our operations are subject to federal, state, and local environmental, health and safety laws and regulations, including those that impose workplace standards and regulate the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage, and disposal of materials and substances including solid and hazardous wastes. We believe that we are in material compliance with such laws and regulations. Further, the cost of maintaining compliance has not, and we believe in the future, will not have a material adverse effect on our business, consolidated results of operations, and consolidated financial condition. Due to the nature of our operations and the frequently changing nature of environmental compliance standards and technology, we cannot predict with any certainty that future material capital or operating expenditures will not be required in order to comply with applicable environmental laws and regulations.

Employees

As of August 21, 2017, we had over 550 employees worldwide. We have not experienced any work stoppages or employee-related slowdowns and believe that our relationship with employees is satisfactory.

Properties

Our corporate headquarters, as well as our primary research and manufacturing facility, is located in a facility owned by the Company in Salt Lake City, Utah. In addition, the Company and its subsidiaries lease or own facilities throughout the U.S. and Europe. In general, our properties are well maintained, considered adequate and being utilized for their intended purposes.

The following table identifies and provides certain information regarding our principal facilities:

Activity	Location	Owned/Leased

Corporate Headquarters:	Salt Lake City, Utah	Owned

Black Diamond Equipment U.S. Distribution and Manufacturing Facilities:	Salt Lake City, Utah	Leased/Owned

Black Diamond Equipment and PIEPS European Sales and Marketing Office:	Innsbruck, Austria	Leased

Sierra Bullets U.S. Distribution and Manufacturing Facilities:	Sedalia, Missouri	Owned

Legal Proceedings

The Company is involved in various legal disputes and other legal proceedings that arise from time to time in the ordinary course of business. Based on currently available information, the Company does not believe that the disposition of any of the legal disputes the Company or its subsidiaries is currently involved in will have a material adverse effect upon the Company’s consolidated financial condition, results of operations or cash flows. It is possible that, as additional information becomes available, the impact on the Company of an adverse determination could have a different effect.

Litigation

The Company is involved in various lawsuits arising from time to time that the Company considers ordinary routine litigation incidental to its business. Amounts accrued for litigation matters represent the anticipated costs (damages and/or settlement amounts) in connection with pending litigation and claims and related anticipated legal fees for defending such actions, which legal fees are expensed as incurred. The costs are accrued when it is both probable that a liability has been incurred and the amount can be reasonably estimated. The accruals are based upon the Company’s assessment, after consultation with counsel (if deemed appropriate), of probable loss based on the facts and circumstances of each case, the legal issues involved, the nature of the claim made, the nature of the damages sought and any relevant information about the plaintiffs and other significant factors that vary by case. When it is not possible to estimate a specific expected cost to be incurred, the Company evaluates the range of probable loss and records the minimum end of the range. Based on current information, the Company believes that the ultimate conclusion of the various pending litigations of the Company, in the aggregate, will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

Product Liability

As a consumer goods manufacturer and distributor, the Company faces the risk of product liability and related lawsuits involving claims for substantial money damages, product recall actions and higher than anticipated rates of warranty returns or other returns of goods. The Company is therefore vulnerable to various personal injury and property damage lawsuits relating to its products and incidental to its business.

Based on current information, there are no pending product liability claims and lawsuits of the Company, which the Company believes in the aggregate, will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired. Pursuant to paragraph (a)(4) of Item 9.01 of Form 8-K, the financial statements of Sierra Bullets required to be filed under paragraph (a) of this Item 9.01 will be filed as soon as practicable, but not later than the time required by Item 9.01 of Form 8-K.

(b) Pro Forma Financial Information. Pursuant to paragraph (a)(4) of Item 9.01 of Form 8-K, the pro forma financial information required to be filed under paragraph (b) of this Item 9.01 will be filed as soon as practicable, but not later than the time required by Item 9.01 of Form 8-K.

(d) Exhibits. The following Exhibits are filed herewith as a part of this Report:

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated as of August 21, 2017, by and among Everest/Sapphire Acquisition, LLC, Sierra Bullets, L.L.C., BHH Management, Inc., and Lumber Management, Inc.*
10.2	Third Amended and Restated Loan Agreement, effective as of August 21, 2017, by and among ZB, N.A. dba Zions First National Bank, a national banking association, as Lender, and Clarus Corporation; Black Diamond Equipment, Ltd.; Black Diamond Retail, Inc.; Everest/Sapphire Acquisition, LLC; BD North American Holdings, LLC; PIEPS Service, LLC; BD European Holdings, LLC, and Sierra Bullets, L.L.C. as Borrowers. *
10.3	Fourth Amended and Restated Promissory Note (Revolving Loan) dated effective as of August 21, 2017, by and among Clarus Corporation; Black Diamond Equipment, Ltd.; Black Diamond Retail, Inc.; Everest/Sapphire Acquisition, LLC; BD North American Holdings, LLC; PIEPS Service, LLC; BD European Holdings, LLC, and Sierra Bullets, L.L.C.*
99.1	Press Release dated August 22, 2017.

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Clarus will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARUS CORPORATION

Dated: August 25, 2017	By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne
Title: Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated as of August 21, 2017, by and among Everest/Sapphire Acquisition, LLC, Sierra Bullets, L.L.C., BHH Management, Inc., and Lumber Management, Inc.*
10.2	Third Amended and Restated Loan Agreement, effective as of August 21, 2017, by and among ZB, N.A. dba Zions First National Bank, a national banking association, as Lender, and Clarus Corporation; Black Diamond Equipment, Ltd.; Black Diamond Retail, Inc.; Everest/Sapphire Acquisition, LLC; BD North American Holdings, LLC; PIEPS Service, LLC; BD European Holdings, LLC, and Sierra Bullets, L.L.C. as Borrowers. *
10.3	Fourth Amended and Restated Promissory Note (Revolving Loan) dated effective as of August 21, 2017, by and among Clarus Corporation; Black Diamond Equipment, Ltd.; Black Diamond Retail, Inc.; Everest/Sapphire Acquisition, LLC; BD North American Holdings, LLC; PIEPS Service, LLC; BD European Holdings, LLC, and Sierra Bullets, L.L.C.*
99.1	Press Release dated August 22, 2017.

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Clarus will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.